Exhibit 99.1
Presentation to Shareholders 8 March 2011

Some of the statements in this presentation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than those of historical facts included herein, including those related to the financial outlook, goals, business strategy, projected plans and objectives of management of American Pacific Corporation (the "Company") for future operations and liquidity, are forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements, expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking statements include risks and uncertainties detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and the Quarterly Report on Form 10-Q for the quarter ended December 31, 2010.

We manufacture mission critical products We manufacture mission critical products

Protect the Core Diversify the Customer Base Expand Our Product Lines Improve Profitability and Return on Invested Capital

After a Two-year Pull Back, the Pharmaceutical Fine Chemicals Industry Begins to Recover "Pendulum" swinging back to U.S. suppliers Fewer U.S. suppliers AMPAC Fine Chemicals Core products: larger orders return New products: pipeline continues to grow - products nearer commercialization New technologies: penetration into adjacent business lines

Capability Expansion La Porte, TX: financially attractive capacity increase Controlled substance facility: near completion Facility upgrades: a premier cGMP company New Product Areas Drugs to combat terrorism: contract in hand Controlled substance drugs: agreement in place Anti-viral building blocks: Codexis agreement SMB for product "mining": gaining traction

Rocket-Grade Ammonium Perchlorate Defense applications provide consistent annual demand Large fluctuations quarter-to-quarter NASA requirements uncertain None planned for FY 2011 Congress strongly supports solid rockets for Heavy-Lift NASA budget under severe pressure Fire Suppression Chemicals Promising new applications

Impressive Sales Growth from $16MM in FY08 to $37MM in FY10 Propulsion systems business opportunities Traction with our platinum alloy thruster Building a world-class technical team FY11 another growth year European Market Penetration Continues Systems win on Galileo with OHB Development projects from European Space Agency

Clean Water is a Rapidly Growing Market AMPAC has Provided On-site Systems to Treat Water for Over 40 Years Specialize in sea water systems Less than 3% of addressable market Great engineering reputation Making This a Value-creating Product Line Will Require Investment

Proposed Removing 80% Requirement for Director Election Aligns company better with investors Proposed Amended & Restated Stock Plan Aligns Directors and Employees with investors Appointed Two New Independent Directors Pharmaceutical and healthcare experience

Freezing of Defined Benefit Pension Plan Replaced with portable 401(k) for new hires Capitalization Replaced revolver with more flexible ABL facility Retired $5MM of Debt

Continue to Provide Value-added Products and Services to Our Customers Protect the core Pursue Opportunities Aligned With Strategy Diversify our customer base Expand our product lines Leverage Technologies/Expertise and Control Spending Improve profitability and return on invested capital Examine Strategic Alternatives to Create Value

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